Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

RIVERNORTH OPPORTUNITIES FUND, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	457(o)		$	$70,493,229.00	0.0001381	$9,735.11				$
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(2)	415(a)(6)		$	$529,506,771.00	0	$0.00	N-2	333-283156	03/31/2025		$57,928.62

Total Offering Amounts:							$600,000,000.00		9,735.11
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$9,735.11

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Offering Note(s)

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Registrant is carrying forward to this Registration Statement $529,506,771 aggregate offering price of unsold shares of beneficial interest (the “Unsold Shares”) that the Registrant previously registered for sale pursuant to the Prior Registration Statement on Form N-2 (File No. 333-283156) which was declared effective on March 31, 2025 and which remain unallocated as of the filing date of this Registration Statement. The Registrant previously paid filing fees of $57,928.62 in connection with the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(2)	There is being registered hereunder an indeterminate principal amount of common or preferred stock or subscription rights to purchase common stock, preferred stock or common and preferred stock as may be sold, from time to time. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $600,000,000.